Quotation for AXIS 9010 Ltd Bluetooth Access Point from Axis
Communications Inc

The purpose of this quotation is to deliver a number of prototype units of the AXIS 9010 Ltd Bluetooth Access Point. BrainTech Inc. purpose is to use the prototype units for a pilot proof-of-concept installation. Axis Communications offers these prototype units only to potential selected partners, since demand is greater than supply.

Axis Communications Inc hereby offers AXIS 9010 Ltd. Bluetooth
Access Point with the following technical specification, time schedule, unit price, validity and payment terms:

Point-to-Point units:
-  Point-to-point communication
-  Up to 460 kbps data transfer speed (asymmetric)
-  0 dBm output power
- Bluetooth radio solution from Ericsson (engineering samples?)

Point-to-Multipoint units:
- Point-to-multipoint communication, up to 4 simultaneous connected slaves
-  Up to 700 kbps data transfer speed (asymmetric)
-  20 dBm output power
-  Bluetooth radio solution from Cambridge Silicon Radio
   (engineering samples?)

Common Technical Specification:
- Connects to 10baseT Ethernet or 100baseTX Fast Ethernet and systems running TCP/IP, auto-sensing
-  LAN access profile (PPP over RFComm)
-  Software upgrading possible
- Recommended to use together with Digianswer PC-card HW release 1.0 and SW release 1.04
- Built-in web server with web interface for configuration, remote management and support information
-  Embedded Linux operating system
-  Support for Radius authentication and accounting protocol
- Support for Dynamic Host Configuration Protocol (DHCP) for server and client IP address management
-  Supported Protocols
        TCP/IP, HTTP, FTP, ARP, DHCP, PPP (PAP, CHAP, MSCHAP)
-  Hardware
        Axis ETRAX 100 LX, 32 bit RISC, 100 MIPS CPU
        8 Mbyte DRAM, 2 Mbyte Flash ROM
- Other deliverables: power supply, mounting bracket, manual and installation instructions

Time schedule:

Point-to-point units planned to be delivered last week of December, 2000.
Point-to-multipoint units planned to be delivered last week of January, 2001.

Unit price:
USD 1,495 (one thousand four hundred and ninety five) per unit.

Validity:
This offer is valid until the 8th of December 2000.

Payment terms:
All prices are in US dollars (USD) excluding sales tax (VAT).
The total sum will be invoiced no later than 30 days after delivery.

Support
Axis Communications will provide the following support:
-  Free support using email
- All other support including telephone support and on-site service will be charged separately at USD 250 per hour. All travel and lodging expenses to be paid by BrainTech, Inc.

In all public and internal demonstrations of Axis prototype units
BrainTech, Inc. commits to clearly point out to all participants that the units used are of Axis brand.

This offer concerns prototype products to be used for demonstration and evaluation purposes only. All units delivered 'as is' without any warranty as to functionality or fitness for any purpose whatsoever. The reliability of the products cannot be guaranteed and will constantly need trained engineering supervision. The units are not intended or allowed for commercial use of any kind.

"Kjell-Eivind Kolstad"                January 29, 2001
Kjell-Eivind Kolstad                  Date signed
Axis Communications Inc


BrainTech, Inc. hereby accepts this offer and would like to order
1 point-to-point units and 1 point-to-multipoint units.


"Owen Jones"                          December 6, 2000
Name                                  Date signed
BrainTech, Inc.